EX-99.i.2

Law Office

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000

January 19, 2010

Board of Trustees
EGA Emerging Global Shares Trust
171 East Ridgewood Avenue
Ridgewood, NJ  07450

Re:           Post-Effective Amendment No. 2 to the Registration
Statement of EGA Emerging Global Shares Trust

Ladies and Gentlemen:

We have acted as counsel to EGA Emerging Global Shares Trust, a statutory trust organized under Delaware law (the “Trust”), in connection with the issuance and sale by the Trust of its shares of beneficial interest, no par value (the “Shares”) of the following six series of the Trust (each, a “Fund”):

Emerging Global Shares INDXX India Infrastructure Index Fund;
Emerging Global Shares INDXX China Infrastructure Index Fund;
Emerging Global Shares INDXX Brazil Infrastructure Index Fund;
Emerging Global Shares INDXX India Mid Cap Index Fund;
Emerging Global Shares INDXX China Mid Cap Index Fund;
Emerging Global Shares INDXX Brazil Mid Cap Index Fund.

This opinion is furnished in accordance with the requirements of Item 23(i) of Form N-1A under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the “Securities Act”).

We have examined the Certificate of Trust of the Trust, the Amended and Restated Agreement and Declaration of Trust of the Trust (the “Declaration”), the By-Laws of the Trust, certain resolutions adopted by the Board of Trustees of the Trust relating to the creation, authorization, issuance and sale of the Shares, and a Certificate of Good Standing dated January 19, 2010 from the State of Delaware.  We have also examined the Registration Statement on Form N-1A filed by the Trust, on behalf of the Funds (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

Board of Trustees
EGA Emerging Global Shares Trust
January 19, 2010

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Acquiring Fund and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

We have assumed the following for purposes of this opinion:

1.           The Shares will be issued in accordance with the Trust’s Declaration and By-laws, each as amended to date, and resolutions of the Trust’s Board of Trustees relating to the creation, authorization, issuance and sale of the Shares.

2.           The Shares will be issued against payment therefor as described in the Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Investment Company Act and Securities Act, the Shares will, when sold in accordance with the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLC

By:  /s/ Michael D. Mabry
        Michael D. Mabry, a Partner